ADDENDUM TO AMENDED AND
                       RESTATED BUSINESS LOAN AGREEMENT

                (Line of Credit with Letter of Credit Advances)

        This Addendum to Amended and Restated Business Loan Agreement ("Addendum") is an integral part of the Amended and Restated Business Loan Agreement ("Agreement") executed by Borrower, and each and all of the terms, conditions, provisions and agreements set forth in the Agreement are incorporated by this reference into this Addendum.


I.      LOAN

        Under those terms and conditions set forth in the Agreement and in this Addendum, and provided there shall exist no Event of Default, Bank agrees from time to time, at Borrower's request, to provide Borrower with Advances or Credit Advances in an aggregate amount up to but not to exceed the lesser of the sum of FIVE MILLION and NO/100 DOLLARS ($5,000,000.00). On such terms and conditions as set forth herein, the Advances and Credit Advances may be outstanding as Prime advances or LIBOR Advances. There shall be no more than a total of five (5) LIBOR Advances outstanding at any time.


II.     NOTE

        The Loan shall be signified by Borrower's execution and delivery to Bank of a promissory note to Bank's order in the amount of the Loan (the "Note").


III.    EXPIRATION OF BANK'S COMMITMENT

        Bank's obligation to make any Advance or Credit Advance under the Loan and Note shall automatically (a) cease and terminate upon the maturity date stated in the Note, and (b) suspend or terminate (at Bank's option), upon the occurrence of any Event of Default unless Bank in writing agrees to waive said Event of Default. No subsequent Advance by Bank shall be construed as a waiver by Bank of the benefit of this provision, nor shall Bank be estopped thereby to refuse any subsequent Borrower Advance request. All principal amounts outstanding on any Advance or Credit Advance are immediately payable on the Due Date stated in the Note or at the election of Bank after the occurrence of any Event of Default and following the expiration of any applicable cure period.


IV.     ADVANCE PROCEDURE

        Subject to Paragraphs I and III above, Borrower may request a Prime Advance on any day the Bank is open for business and Bank will promptly make the Prime Advance available to Borrower by crediting Borrower's general deposit account number 6822-13748-2 in the amount requested, or in such other manner as borrower shall request in writing, unless the requested prime Advance, when aggregated with all prior unpaid Advances and all outstanding Credit advances, would exceed the Loan amount.

        Subject to Paragraphs I and III above, Borrower may give Bank written or telegraphic notice (effective upon receipt) of any requested LIBOR Advance, at least three (3) Business Days before each LIBOR Advance, specifying (1) the date of such LIBOR Advance; (2) the amount of such LIBOR Advance which amount shall be at least $250,000.00; and (3) the fact that the Advance requested is a LIBOR Advance. Upon the fulfillment of all applicable conditions, the Bank will make such LIBOR Advance available to Borrower by crediting Borrower's general deposit account number 6822-13748-2 in the amount requested, or in such other manner as Borrower shall request in writing unless the requested LIBOR Advance, when aggregated with all prior unpaid Advances



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and all outstanding Credit Advances would exceed the Loan amount or the
Interest Period requested is longer than the time period remaining to the Due Date of the Note.


        All notices for LIBOR Advances shall be irrevocable and shall be given no later than 1:00 P.M. Eastern Standard Time on the day which is three (3) Business Days before such LIBOR Advance. Absent a written or telegraphic notice secured by Bank to the contrary, interest on all Advances shall accrue at the Prime Rate.


V.      CREDIT ADVANCE PROCEDURE

        Subject to Paragraph I and III above, Credit Advances will be made to Borrower by Bank's issuance of a commercial or standby Letter of Credit, with such beneficiary and with such Letter of Credit draft instructions as Borrower shall specify and as are customary in Borrower's business and acceptable to Bank. Advances and Credit Advances available to Borrower under the Loan shall be automatically reduced by the amount of Bank's aggregate obligation under all Letters of Credit issued and outstanding from time to time, and in no event shall the total of unpaid Advances and open and outstanding Credit Advances at any time exceed the lesser of the Loan. Credit Advances shall be made only under the following terms and conditions:

A. Each Letter of Credit request shall be made by submitting to Bank, on forms supplied by Bank, a Letter of Credit application (the "Application"), fully executed and completed to Bank's satisfaction. Borrower acknowledges and agrees that each Letter of Credit issued by Bank for the account of Borrower is subject to all terms and conditions set forth in the Application including, without limitation, the grant to Bank of a security interest in such collateral as is identified in the Agreement and/or in the Application.

B. Borrower shall pay to Bank, for each Letter of Credit issued by Bank for the account of Borrower, One (1%) Percent per annum of the face amount thereof, and all other fees, charges, and expenses specified in Bank's international department standard fee schedule then in effect including, without limitation, issuance fees, payment fees, amendment fees, non-utilization fees, communication and delivery expenses, and any and all costs and expenses, including reasonable attorneys' fees, incurred by Bank in defending any suit or claim brought against the Bank by any Letter of Credit beneficiary. For each Letter of Credit draft received and paid by Bank, Borrower's obligation to immediately put Bank in good funds shall be funded by an Advance under the Note to the extent unpaid Advances and other open and outstanding Credit Advances do not exceed the lesser of the Loan, otherwise Borrower shall immediately pay Bank the entire amount of any Letter of Credit draft paid by Bank;

C. Any Letter of Credit issued by Bank shall have an expiry date of not more than twelve (12) months after the issue date.


VI.     CONVERSIONS AND RENEWALS

        The Borrower may elect from time to time to convert all or a part of one type of Advance into another type of Advance or to renew all or a part of an Advance by giving the Bank notice at least One (1) Business Day before the conversion into a Prime Advance, or at least three (3) Business Days before the conversion into or renewal of a LIBOR Advance, specifying (1) the renewal or conversion date; (2) the amount of the Advance to be converted or renewed; and (3) in the case of conversions, the type of Advance to be converted into; provided that LIBOR Advances can be converted only on the last day of the Interest period for such LIBOR Advance. All notices given under this Section V shall be irrevocable and shall be given not later than 1:00 P.M. (Eastern Standard Time) on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Bank the notice as specified above for the renewal or conversion of a LIBOR Advance prior to the end of the Interest period with respect thereto, such LIBOR Advance shall automatically be converted into a Prime Advance on the last day of the Interest period for such Advance.

VII.    INTEREST

A. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Advances made under this Agreement at a rate per annum as follows:



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               (1)    For a Prime Advance at a rate equal to the Prime Rate;

               (2) For a LIBOR Advance at a rate equal to the LIBOR Interest Rate plus Two and One-Quarter (2.25%) percent.

                      Any change in the interest rate based on the Prime Rate
               resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime rate become effective.

                      Interest on each Prime Advance and LIBOR Advance shall
               be calculated on the basis of a year of 360 days for the actual number of days elapsed.

B. Interest on all principal amounts advanced by Bank from time to time and unpaid by Borrower shall be paid on the 1st day of October, 1996, and the first day of each month hereafter, unless in connection with any LIBOR Advance some other periodic payment thereof is agreed to by Bank.

C. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to:

               (1) For each Prime Advance at a rate equal to the Prime Rate plus Two (2%) Percent;

               (2) For each LIBOR Advance at a rate equal to the LIBOR Interest Rate plus Four and One-Quarter (4.25%) Percent from the time of default in payment of principal until the end of the then current Interest Period therefore, and thereafter at a rate equal to the Prime Rate plus Two (2%) Percent.

XIII. PREPAYMENTS

        The Borrower may prepay any Prime Advances made under the Note at any time. LIBOR Advances may be prepaid, in full or in part, only on the last day of the Interest Period for such Advance.

IX.     EVENTS OF DEFAULT

        The occurrence of any of the following events shall constitute an Event of Default under this Addendum:

A. Any Event of Default under the Agreement of which this Addendum is a part;

B.      Any Borrower breach of any provision or agreement in this Addendum;

C. Any representation or warranty made under this Addendum is or becomes false or misleading in any material respect;

D. The aggregate unpaid principal amount of all Advances and Bank obligations under all open Credit Advances exceeds the amount of the Note.


X.      REMEDIES ON DEFAULT

        Upon the occurrence of any Event of Default under this Addendum, Bank shall have all remedies as are provided by law or by the Agreement, the Note, the Application, or any mortgage, security or other collateral agreement.


XI.     DEFINITIONS

        The following terms used in this Addendum shall have the following meanings:

A. "Advance" or "Advances" shall mean a loan or loans of money from Bank to Borrower.

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B.      "Business Day" means a day on which the Commercial Loan Department of the Bank is open for normal business transactions and, if the applicable day relates to a LIBOR Advance, Interest period or notice with respect to a LIBOR Advance, "Business Day" means a day on which dealings in U.S. Dollar currency are carried on in the London interbank market.

C. "Credit Advance" shall mean the Bank's liability, direct or contingent, for or arising under any Letter of Credit issued by Bank.

D. "Interest Period" means the period commencing with, and including, the date the LIBOR Advance is made or continued as, or converted into a LIBOR Advance which bears interest determined with reference to LIBOR, and ending on the calendar day which numerically corresponds to such date one (1) calendar months thereafter; provided, however, that:

        (a) If there exists no numerically corresponding calendar day in such month, such Interest period shall end on the last Business Day in that month; and,

        (b) No Interest period may extend beyond the Due Date in the Line of Credit Note; and

        (c) If an Interest Period would end on a day that is not a Business Day, such Interest period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

E.      "Letter of Credit" shall have the meaning ascribed to such term under
        Article 5 of the Michigan Uniform Commercial Code, as amended from time to time, as supplemented by the Uniform Customs and Practice for Documentary Credits, ICC Publication 500, as amended from time to time.

F. "LIBOR Advance" means any Advance when and to the extent that the interest rate therefor is determined by reference to the LIBOR Interest Rate.

G. "LIBOR Interest Rate" means (A) the London Interbank Offered Rate, determined for any Interest period as the arithmetic mean, expressed as a decimal truncated to the nearest one-hundredth of a percent, of interbank per annum rates offered by major banks in the London, United Kingdom market at 11:00 p.m. London Time two (2) Business days immediately preceding the commencement of the Interest period for immediately available U.S. dollar denominated deposits delivered on the first day of the Interest Period for the number of days comprised therein, as referenced and reported by one of the following sources, selected by Bank on an availability basis in descending order of priority: (1) the Dow Jones Telerate System "LIBO Page" report of such interest rates as determined by Reuter's news Service; (2) the Dow Jones Telerate System "Page 3750" report of such interest rate as determined by the British Bankers Association; or (3) The Wall Street Journal, Midwest Edition, report of such interest rate; or (4) any other generally accepted authoritative source as Bank may reference (the "Unadjusted LIBOR"); (B) AS ADJUSTED for the LIBOR Reserve, if any, in accordance with the formula:

                      LIBOR Interest Rate  =   Unadjusted LIBOR
                                               -----------------
                                               1 - LIBOR Reserve

        LIBOR Interest Rate, as so determined, will be the fixed rate of interest relative to any LIBOR Advance for each calendar day of such Interest Period. Bank's determination of LIBOR Interest Rate from time to time will be conclusive and binding on Borrower in the absence of manifest error.

H. "LIBOR Reserve" means a per annum rate, expressed as a decimal truncated to the nearest one-hundredth of a percent, equal to the maximum aggregate percentage, if any, in effect two (2) Business Days prior to the first day of such Interest Period, specified by regulations issued from time to time by the Board of Governors of the Federal Reserve System, or any successor agency, for determining reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements applicable to "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors

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        of the Federal Reserve system. For purposes of this definition, every
        LIBOR Advance will be deemed a "Eurocurrency Liability" as defined in said Regulation D.

I. "Prime Advance" means any Advance when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

J. "Prime Rate" means the variable rate of interest announced by the Bank from time to time as its prime or base commercial lending rate, which rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.


        IN WITNESS WHEREOF, the parties have executed this Addendum as of this 21st day of September, 1996.

                                  BORROWER

                                  AGREE LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By: Agree Realty Corporation,
                                      a Maryland  corporation
                                  Its: General Partner

                                      By: /s/ Richard A. Agree
                                         ---------------------------------
                                           Richard A. Agree
                                      Its: President


                                  BANK

                                  MICHIGAN NATIONAL BANK,
                                  a national banking association


                                  By:  /s/ Shelia E. Maples
                                     ---------------------------------------
                                        Sheila E. Maples

                                  Its: Vice President






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                            AGREEMENT OF GUARANTOR


        By executing this Addendum, Guarantor: (1) acknowledges and agrees that Guarantor has completely read and understands this Addendum; (2) consents to all provisions of this Addendum relating to Borrower; (3) agrees to promptly furnish Bank at least annually with such financial information concerning Guarantor as Bank shall reasonably request; (4) agrees to all portions of this Addendum which apply to Guarantor; (5) acknowledges and agrees that this Addendum has been freely executed without duress and after an opportunity was provided Guarantor for review of the Business Loan Agreement, this Addendum and the Guaranty by legal counsel of Guarantor's choice; and (6) that Bank has provided Guarantor with a copy of the Business Loan Agreement, this Addendum, the Guaranty, and such other agreements concerning Borrower as Guarantor has requested.


                                      GUARANTOR:

                                      AGREE REALTY CORPORATION,
                                      a Maryland  corporation


                                      By:/s/ Richard A. Agree
                                         ---------------------------------
                                          Richard A. Agree
                                          Its: President



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